Exhibit 99.1



The Energy Forum

LINCOLNWAY ENERGY
NEVADA, IOWA

Volume XIII, Issue I

January 2017

INSIDE THIS EDITION

End of the Year Recap	1-2
Forward Looking Statements	1
Financial Review	2
Leftovers	3
Tax Reminder	3
Corn Ownership	3
New Employee	4

UNIT TRADING

July 2016:	50 Units @ $650/Unit
August 2016:	25 Units @ $650/Unit
	25 Units @ $500/Unit
September 2016:	No Sales
October 2016:	No Sales
November 2016:	No Sales
December 2016:	No Sales

ANNUAL MEETING

Monday, February 27, 2017
6:30 pm
Holiday Inn Conference Center
2609 University Boulevard
Ames, Iowa

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
Office: 515-232-1010
Fax: 515-663-9335
www.lincolnwayenergy.com

END OF THE YEAR RECAP

By Eric Hakmiller, President and CEO

So the calendar is telling me we have made another lap around the sun and it is the time of the year we can look back for a moment on what we have done and outline a little about where we can go in the future. This is almost my fourth year here and we have built a significantly different facility, laying the groundwork for some very interesting future developments.

For the last several years I have shared with you that we have been developing a series of technology, which we have branded PureStream™, a concept where we use physical separation techniques (all commercial today, but often from other industries) to break the bushel into its component parts. It is commercially evident that each component of a bushel of corn, starch, protein, oil and fiber, carries more value individually than in a mixture but it is very difficult to do this in a dry grind plant. The first step of a dry grind plant is smashing the kernel in a hammer mill; fine separation after that step is difficult.

So attacking this problem, we first needed to unify the particle size distribution of our mash. Each particle, after being smashed in a hammer mill, is a vastly different size and shape so in 2013 we installed an SMT™, which uses a mill to grind larger pieces of the kernel into uniform sizes. This smoothed down the swings in production allowing more ethanol production in 2014 when margins skyrocketed and paid for itself in about four months.

The next target was to free up more corn oil. Corn oil is the most valuable component of corn trading at $0.25-$0.30 per pound and makes up about 4 percent of the corn kernel. Lincolnway Energy had been an early pioneer of oil centrifugation but we had been caught up in a messy patent litigation for years. This limited our ability to invest in this technology and locked us in to production rates at the bottom end of the industry. As we moved through 2014, the tides turned on the litigation and eventually the judge found in our favor. This allowed us to move on corn oil in two fronts, we added centrifugation and we added residence time.

Today, we find ourselves on the other end of the industry performance curve. In the last quarter (Q1 FY 17), we extracted more than 2300 tons of corn oil. This is over double the amount we were extracting three years ago. Oil that we do not extract ends up sold in DDGS at closer to $0.06 per pound so most of this oil adds to our bottom line. At current rates and prices, corn oil is now adding more than $500,000 to our net income each month.

The third phase of our progress was our most audacious. We believed that by adding more continued on page 2

FORWARD LOOKING STATEMENTS

Some of the information in this newsletter may contain forward looking statements that express Lincolnway Energy's current beliefs, projections and predictions about future results or events, such as statements with respect to financial results and condition; future trends in the industry or in business, revenues or income; litigation or regulatory matters; business and operating plans and strategies; competitive position; and opportunities that may be available to Lincolnway Energy. Forward looking statements are necessarily subjective in nature and are made based on numerous and varied estimates, projections, beliefs, strategies and assumptions, and are subject to numerous risks and uncertainties. Forward looking statements are not guarantees of future results, performance or business or operating conditions, and no one should place undue reliance on any forward looking statements because actual results, performance or conditions could be materially different.

 Volume XIlI, Issue I  End of the Year Recap contnued from page 1  grinding and washing we would be able to hyper concentrate the starches andsugars in a way that would increase producton and yields (gallons per bushelof corn). To succeed here we needed more than new equipment but a radicalrethinking of operaton to increase the cleanliness and mechanical operatonof the plant. We brought in operatonal talent last year and have made solidprogress on this phase since then. We are producing over 180,000 gallons ofethanol per operatng day in Q1 FY17 (a 9 percent improvement in the lastthree years) and have moved yields up to the high 2.80s. We are not yet wherewe think we can go with the investments we have made but we are getngcloser to being a top quartle plant than we have in the past.  From here, we have many choices on where to go next. We have built astrong foundaton that gives us the ability to go in several directons. We have  FINANCIAL REVIEW  January 2017  been able to build these optons without leveraging our balance sheet. Wehave built a strong, engineering focused producton staff who have a provenability to think outside the box. We have lined ourselves out in tme to dealwith the twists and turns our industry faces as producton begins to climbabove the mythical blend wall. We have positoned ourselves to be a strong,independent producer of ethanol, a solid bid for corn in the local market andserious innovator in our industry. We have done this while paying a dividendeach year. As a management team, we feel we are on the brink of unlockingthe value of the kernel.  It has been a hard-fought journey to get to where we are today and wecontnue to appreciate your support. Thank you and hope everyone has avery good new year.  By Kris Strum, Director of Finance  Lincolnway Energy, LLC ended the 2016 fiscal year with a $1.6 million netloss, a large porton of which is atributed to the write down of the remainingassets of the coal boiler. LWE switched to a natural gas boiler in Novemberof2014. Management, in consultaton with our accountants, made thedecision to repurpose the buildings and some of the equipment and revaluethe remaining assets. What cannot be reused by the company will be sold orscrapped.  Revenues decreased from fiscal year 2015 by approximately 13 percent dueto various market factors, not the least of which was lower prices of corn. Asthe price of corn decreases, prices of ethanol and DDGS tend to follow suit.  Cost of goods sold for 2016 were 10 percent beter than the previous yearwith lower corn and natural gas prices as well as lower depreciaton resultngfrom the fact that the plant reached it’s 10-year useful life and a majority ofthe original assets are now fully depreciated.  During fiscal year 2016, LWE spent approximately $4.9 million on capitalimprovements, the largest project being the completon of our new grainbin. The new bin allows us to take advantage of favorable market prices andhas evened out corn receiving traffic. This past fall we were able to provideextended hours during harvest. The grain room has not shut down due to lackof storage space since the bin was in operaton. This is part of our ongoingdesire to be a premier destnaton for corn deliveries so we can increasefarmer direct purchases.  Comparison of Fiscal Years Ended September 30, 2016 and 2015  A $45 per share distributon totaling $1.9 million was paid to investors infiscal year 2016. Working capital was approximately $5.3 million at the end ofSeptember and our book value per share was $892.  A complete SEC 10K report for the year ended September 30, 2016, can befound on a link on the Lincolnway Energy website under the heading Investorsand SEC Financial Report.  LWE Net Income  $20,000,000  $15,000,000  $10,000,000  $5,000,000  $  $(5,000,000)  $(10,000,000)  2012 2013 2014 2015 2016  Net Income  Statements of Operatons Data:  2016  2015  LWE Book Value Per Share  Revenues  $  101,141,768  $  115,927,769  $1,600  Cost of Goods Sold  99,340,675  110,311,445  Gross Profit  1,801,093  5,616,324  $1,400  General and Admin. ExpensesOperatng Income (loss)  3,379,164 2,952,005  (1,578,071) 2,664,319  $1,200  Other Income (loss)  (62,325)  (12,755)  $1,000  Net Income $  (1,640,396) $ 2,651,564  $800  Balance Sheet Data:  2016  2015  $600  Working CapitalNet Property Plant and Equipment  $ 5,265,892 $ 3,767,450  34,929,124 37,638,404  $400  Total Assets  46,085,438  49,065,346  $200  Long-Term ObligatonsMember’s Equity  Book Value Per Member Unit  3,542,593 1,218,312  37,493,790 41,026,391  $ 892 $ 976  $  2012 2013  2014 2015 2016  Book Value Per Share  2

 Volume XIlI, Issue I  January 2017  LEFTOVERS  By Blair Picard, Commercial Manager  Unlike the rest of my family, I am gazing at the post-Christmas/New Year’splate of turkey, bowl of dressing and pan of peppermint ice cream cake withhappiness in my heart. These noble, and stll delicious, lefovers will stand mein good stead in the week - singular I hope - ahead.  At Lincolnway Energy, we also have significant lefovers at the end of ourethanol producton process. While ethanol consttutes an 80 percent majorityof our product sales value, we garner an additonal 15 percent from our DDGSanimal feed sales and 5 percent from corn oil sales. Given the razor thinmargins we generally face, the incremental value we can obtain from thesebyproducts is crucial to our profitability.  DDGS are the solids that remain afer we break out the carbohydrate portonof the corn kernel and turn it into ethanol. While corn is mostly carbohydrates,there is also protein, fiber and fat in that kernel that cannot be converted intoethanol. These lefover components are a valuable source of protein, energyand nutrients for catle, poultry and hogs.  Our industry produces a lot of DDGS, over 30 million standard tons annually,making it second only to soybean meal as a protein feedstuff for our herdsand flocks. Given its protein and fiber profile, most of our DDGS flow intocatle and swine ratons. The US consumes roughly two-thirds of its DDGSproducton domestcally with the remaining third going for export.  As the marginal consumer, the export market has been key in setng DDGSprices. Half of our exports used to move to China. As a relatvely cheap feedsubsttute for soybean meal and/or corn, DDGS were regularly selling for over$200 per short ton, or 125 percent of the value of corn, on the back of thisChinese demand only two years ago. But the impositon of 60 to 65 percenttariffs by the Chinese government in 2016 has cratered prices to under $100per short ton or 80 percent of the value of corn. The tariff was insttuted toprotect internal Chinese corn prices afer successive big crops and a largestocks build in China. The US Grains Council is spearheading an acton againstthe tariff, but untl the Chinese corn producton trend abates, we expect litlefavorable progress.  The price collapse has had a significant impact on LWE’s margins, reducingthe “typical” margin for a given level of ethanol demand by 20 percent. Whilethis impact is largely beyond the control of LWE, we have moved to improvenetbacks by moving out of rail export markets and into local truck markets. Weare saving money by reducing our railcar fleet. But ultmately, taking 4 milliontons of demand out of a 30 million ton market will take years to remedy.  Corn oil has a more palatable story. LWE was an early adopter of separatngcorn oil out of the product streams. While the oil is degraded during the ethanolmaking process rendering it unsuitable for human consumpton, its propertesmake it an excellent biodiesel feedstock and animal feed. With the growth ofthe biodiesel market fueled by the Renewable Fuel Standard legislaton andour close proximity to biodiesel plants in Mason City and Newton, we haveenjoyed a growing corn oil demand from biodiesel producers such as REG inAmes.  setbacks, we have moved ahead of the crowd in our byproducts program.While ethanol remains our main course, our atenton to our lefovers has paidsignificant dividends.  TAX REMINDER  In mid-to-late February, investors will receive a K-1 for their porton of LWE’staxable income for the period January 1 - December 31, 2016. This informatonwill need to be included in your 2016 tax returns. Just a reminder that thedistributons paid during September 2016 are not taxable but rather, it is theprofits of the company that are taxable. As a partnership, each owner of unitsis responsible for their share of taxes on these profits. LWE cannot give out taxadvice, please contact your tax professional if you need assistance.  CORN OWNERSHIP  By Rick Ogle, Grain Buyer  This was the first harvest season where we had the new storage bin inoperaton and we saw strong benefits and good returns from this additon. The“tn bin” is a 730,000 Brock bin, which we had ready for corn in August of 2016.This added to our previously installed 500,000 bushels of space for a total of  1.230 million bushels or 20 days of operatng space. In the past, we alwayssuffered in buying corn at our facility, as we were either full or empty at anygiven tme. This year we were able to remain open for the entre harvest andeven were able to do extended hours to make our locaton a more convenientdelivery point. This enabled us to buy 20,000 to 30,000 “spot” or uncontractedbushels each day. This corn is always the least expensive as we pay our bidprice for the corn and is corn that was going to go somewhere that day, if notus then a local co-op.  Traditonally, the first quarter is the best quarter for us to buy corn. The secondquarter is the worst. This is because once corn finds a home in this area it isdifficult for us to get it to move in our directon untl the spring. We boughtroughly the same bushels in Fiscal Year 2017 Q1 as Fiscal Year 2016 Q1, but amuch higher percentage came directly from the farm. During harvest, a farmerhas to find a home for his grain so if we had not had the space we would havehad to buy the same corn later from a reseller. These bushels are bushels wewould not have been able to buy in the past, as we did not have the storageto hold them.  Our delivery percentages skewed heavier to the farmer, which is what wewant during harvest. We bought a full 37 percent more corn directly from thefarm, or over 500,000 bushels in 2017. It is always beter to buy direct fromthe source and this bin allowed us to do so this year and will contnue to paydividends going into the future.  Farmer Delivery  70%  60% 57%  46%  Corn oil sells for over $500 per short ton versus a DDGS value under $100 pershort ton. The oil winds up in the DDGS unless you can coax it out. You canimagine that our producton team has been hard at work trying to make morelefover corn oil and less lefover DDGS. Between their excellent work on someof our original equipment and some very effectve technology investments weare making more corn oil and less DDGS. We must call corn oil our favoritelefover now.  Our ability to effectvely market and optmize our DDGS and corn oil pricing hasbeen a key factor in improving our profitability. Despite the politcally driven  50%  40%  30%  20%  10%  0%  October  34% 35% 35%  10%  November December  FY16 Q1  FY17 Q1  3

WELCOME MIKE NEPPLE



My name is Mike Nepple and I am the new Process Engineer at Lincolnway Energy. I am thrilled to be a member of the team and excited about the opportunities here at Lincolnway Energy.

I grew up on a small farm outside Carroll, Iowa. I went to school in Ames at Iowa State and graduated with a Chemical Engineering degree. Out of college, I had an engineering internship with Bunge in Council Bluffs, Iowa, at their soybean facility. After the internship, I went to Penford Products in Cedar Rapids, Iowa, where I was the process engineer in the wet mill department for five years.

I am delighted to be closer to my family and look forward to my future here at Lincolnway Energy.

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PRSRT STD
U.S. POSTAGE PAID
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PERMIT NO. 321

Volume XIII, Issue I January 2017

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